WikiLoan, Inc
1093 Broxton Ave., Suite 210
Los Angeles, CA 90024

ENGAGEMENT LETTER

August 2, 2010

Wendy Paskin-Jordan
2529 Filmore Street
San Francisco, CA 94115

Bashir Wada
2734 Baker Street
San Francisco, CA 94123

Dear Wendy and Bashir:

This engagement letter (the "Agreement") confirms the terms upon which WikiLoan, Inc., a Delaware corporation (the "Client") engage Bashir Wada, an individual, and Wendy Paskin-Jordan, an individual (collectively, the "Advisor") to act as advisor to the Client as defined below.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

(1) Scope of Engagement.

(a) Management and Advisory Transaction. Serve as Advisory Board members; assist in recruiting other Advisory Board members and Board of Directors members; assist in the recruiting of senior operational management for Client; assist in evaluating capital structure, organizational structure and strategy; identify strategic partners and potential merger possibilities (the "Management Transaction" or the "Transactions").

(2) Advisor will:

(a) familiarize itself to the extent it deems appropriate with the business, operations, financial condition and prospects of the Client and the industry;

(b) advise the Client on financing and structuring alternatives;

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(c) identify possible investors which might have an interest in receiving the Transaction Materials (Transaction materials are the written documents created concerning the proposed Transaction).

(3) Compensation.

For the services rendered and to be rendered hereunder by Advisor, Client agrees to compensate Advisor (Advisor shall mean Wada and Paskin-Jordan collectively and said compensation is to be divided equally on 50%-50% basis by and between Wada and Paskin Jordan) as follows (including items contained in Section 8 Term; Termination; Survival of Provisions, the "Compensation"):

(a) The "Retainer Fee" shall be a non-refundable fee equal to $60,000, and shall begin to accrue as of August 2, 2010, yet shall not be due and payable until the Client raises and is in receipt of $100,000, with or without the assistance of Advisor. In the event Client shall terminate the services of Advisor, as provided herein, then within ten days of such termination, Client shall pay Advisor the $60,000 retainer. In the event Advisor shall terminate Client, as provided herein, then Client shall pay Advisor $10,000 for each full or partial month of services, beginning August 2, 2010, Advisor provides to Client as of the date of termination. In the event the minimum of $100,000 is not raised by the Client at the conclusion of six months from the commencement of this Agreement, then Advisor shall be entitled to convert its right to receive a cash Retainer Fee into common shares in the company equivalent to the price of the shares of stock as reflected on the date hereof.

(b) Concurrent with the full execution of this Agreement, Client shall issue, subject to appropriate compliance with the Act and any applicable State securities laws, warrants commensurate with 5% of the fully diluted common stock of the Client, having a strike price of $0.001 per share, and terminating on the fifth anniversary hereof ("1st Warrants"). Client shall also issue, subject to appropriate compliance with the Act and any applicable State securities laws, warrants having a strike price of $0.001 per share, and terminating on the fifth anniversary hereof commensurate with 5% of the fully diluted common stock of the Client on the occurrence of any of the following events ("2nd Warrants"): (i) Advisor introduces to Client a meaningful Board Member or CEO, agreed upon by Client, or (ii) a merger/acquisition transaction concluded by Client, or (iii) change of control of the company, or (iv) Client raises and receives $600,000.00 in equity capital or debt. Based upon the execution of this Agreement and the milestones set forth above there shall be two Warrants issued the first Warrant for three million shares and the second Warrant also for three million shares.

WPJ

IW [signature]

(c) Stock Splits. This Agreement shall be made whole in the event of a stock split so that the Advisor is neither negatively or positively affected. The number of shares underlying the Warrant shall increase or decrease proportionately with the stock split. The Strike Price shall remain $0.001 per share.

(d) Advisor from time to time may introduce to Client potential investors. Should any of these introductions result in an investment in Client, Client shall pay to advisor a fee equal to 6% of the total amount invested as follows: 3% in cash and 3% in warrants based upon the terms and conditions described for the 1st Warrants as set forth above and the number of warrants ("N") as defined in the formula below ("Investment Warrants"), and upon receipt of funds from Potential Investor.

$$N = \frac{I}{M} \times .03$$

N – Number of Investment Warrants

I – Investment Amount

M- The lower of the Investment Price (the price per share paid by potential investor) or the Market Price on the date of this agreement.

(e) Non-Transferable. These Warrants and the rights thereunder shall be non-transferable and may only be exercised by the Advisor.

(f) Maximum Exercise. Advisors Paskin-Jordan and Wada shall each not be entitled to individually exercise any Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by each Advisor individually and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by each Advisor individually- and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, each Advisor individually shall not be limited to aggregate exercises, which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be revoked upon seventy-five (75) days prior notice from each Advisor to the Company. Each Advisor individually may allocate which of the equity of the Company deemed beneficially owned by each Advisor shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

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(g) The Client shall provide Advisor with such data and information (in reasonable detail) from time to time as Advisor may reasonably request to calculate and verify payments made and required to be made under this Paragraph (3).

(h) Cashless Exercise. The warrants, as provided in this Section 3, may be exercisable in whole or in part for cash or through as cashless exercise as set forth below.

(i) Shares of Company Common Stock upon exercise hereof thereunder, this Warrant may be exercisable in whole or in part for cash or through as cashless exercise as set forth below. Payment upon exercise may be made at the option of the Advisor either in (i) cash or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Strike Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section (h) above or (iii) by a combination of any of the foregoing methods, for the number of Common Shares specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

(j) Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Strike Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

$$X = \frac{Y(A-B)}{A}$$

Where X= the number of shares of Common Stock to be issued to the holder

Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A= the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)

B= Strike Price (as adjusted to the date of such calculation)

(4) Expenses.

Each party will pay, prior to and after the date of this Agreement, all its own fees, disbursements and expenses in connection with the proposed Transactions, including without limitation, legal and accounting fees and disbursements, expenses of its due diligence team, the costs of preparing, printing and delivering the Transaction Materials, and road show expenses.

(5) Certain Covenants, Representations and Warranties of Clients and Issuers.

(a) In connection with Advisor's activities hereunder, Client will cooperate with Advisor and provide it with reasonable access to the officers, directors, employees and advisors of the Client, and furnish to Advisor all information and data regarding the business and financial condition of the Client that the Client deems appropriate for purposes of the Transaction (the "Information").

(b) Client represents and warrants that (i) as of each date of offer of the Securities and each date of closing of the Transactions, the Transaction Materials will be complete and correct in all material respects and, except for those statements for which written supplemental corrections or additions have been made or given to the investors participating in such closing, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (ii) any projected financial information or other forward-looking information which the Client provides to Advisor will be made by the Client in good faith, based on management's best estimates at the time and based on facts and assumptions which management believes are reasonable.

(c) Client acknowledges and agrees that Advisor, in rendering its services hereunder: (i) will be using and relying on the Information provided by the Client (as well as information available from public sources and other sources deemed reliable by Advisor) without independent investigation or verification thereof or independent appraisal or evaluation of the Client, or its subsidiaries or affiliates, or any of its businesses or assets; (ii) is authorized to transmit to any Potential Investor the Transaction Materials and forms of subscription agreements and any other legal documentation supplied to Advisor for transmission to any Potential Investor by or on behalf of the Client in connection with the Transactions; and (iii) does not and will not assume responsibility for the accuracy or completeness of the Transaction Materials or any Information or other Information regarding the Client. The Client will be solely responsible for the contents of the

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Transaction Materials (as amended and supplemented and including any information incorporated therein by reference).

(d) If at any time prior to the completion of the offer and sale of the Securities an event occurs or circumstance exists and the Transaction Materials (as then amended and supplemented) includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, Client will promptly notify Advisor of such event and Advisor will suspend introductions of prospective purchasers of the Securities until such time as Client shall prepare (and Client agrees that, if it shall have notified Advisor to suspend solicitations after Client has accepted orders from prospective purchasers, it will promptly prepare) a supplement or amendment to the Transaction Materials which corrects such statement(s) or omission(s).

(e) Client acknowledges and agrees that (i) any advice rendered or material provided by Advisor during the term of this Agreement or during the Transaction processes was and is intended solely for the benefit and confidential use of the Client and will not be reproduced, summarized, described or referred to or given to any other person or entity for any purpose without Advisor's prior written consent; (ii) Advisor will act as an independent contractor and is being retained solely to assist in the transactions described above; (iii) Advisor does not provide legal, accounting and/or tax advice and agrees to retain its own counsel concerning any necessary legal, accounting and tax matters; and (iv) nothing contained herein shall be construed to obligate Advisor to purchase, as principal, any of the securities offered in the Transaction.

(f) Client represents and warrants to Advisor that there are no brokers, representatives or other persons, which have an interest in compensation due to Advisor from any transaction contemplated herein

(g) Client represents that it is duly and legally authorized to enter into this Agreement and negotiate and execute the Transactions.

(h) Client represents to Advisor that it has not taken, and agree that they will not take, any action, directly or indirectly, so as to cause the Transactions to fail to be entitled to the exemption from registration afforded by Section 4(2) of the Act, or, if inapplicable, the appropriate Federal exemption under the Act. In effecting the Transactions, Client agrees to comply in all material respects with applicable provisions of the Act and any regulations there under and any applicable state laws and requirements.

WPJ

(i) Client will not offer or sell the Securities by means of any form of general solicitation or general advertising. Client will not offer or sell the Securities to any person who is not an "accredited investor" as defined in Rule 501 under the Act.

(j) Client will exercise reasonable care to ensure that the purchasers of the Securities are not underwriters within the meaning of Section 2(11) of the Act and, without limiting the foregoing, that such purchases will comply with Rule 502(d) under the Act.

(k) Client will not make any Form D or other filings with the Securities and Exchange Commission with respect to the offer and sale of the Securities without Advisor's prior written consent, which shall not be unreasonably withheld or delayed.

(l) Client will take such action as is necessary to qualify the Securities for offer and sale under the securities laws of such states and other jurisdictions of the United States as may be legally required.

(m) Client agrees (x) that any subscription or other similar agreement pursuant to which Securities are sold shall be in form and substance reasonably satisfactory to Advisor and its counsel, shall comply with all applicable federal and state regulations and such other terms and conditions as are customary for private placement transactions of securities of such nature, and shall contain a representation and warranty of the Potential Investor for the benefit of Advisor to the effect that the Potential Investor has conducted its own due diligence and not relied on any representation or statement made by Advisor in connection with making its investment decision and (y) to provide a copy of such executed document to Advisor promptly following the execution and delivery thereof by Potential Investor. Client agrees that any representations and warranties made by any of them to any investor in the Transactions shall be deemed also to be made to Advisor for its benefit.

(n) The Client represents and warrants that it has provided Advisor with access to all information available to the Client concerning its condition, financial and otherwise, its management, its business and its prospects. The Client represents that it has provided Advisor with all copies of the Client's financials, merger documents, press releases for the prior twelve (12) months, if any, (the "Disclosure Documents") made under the rules and regulations promulgated under the Act, as amended, or the Exchange Act, as amended including but not limited to its 15(c)2-11 filing and all other documents relating to its trading on the Over the Counter Electronic Pink Sheets. Advisor acknowledges that the acquisition of the securities to be issued to Advisor involves a high degree of risk. Advisor represents that it

and its advisors have been afforded the opportunity to discuss the Client with its management. The Client represents that it has and will continue to provide Advisor with any information or documentation necessary to verify the accuracy of the information contained in the Disclosure Documents, and will promptly notify Advisor upon the filing of any registration statement or other periodic reporting documents filed pursuant to the Act or the Exchange Act.

(6) Indemnification.

Exhibit A hereto is incorporated herein by this reference.

(7) Covenants, Representations and Warranties of Advisor.

Advisor represents, warrants and covenants to the Client that:

a) it is in compliance and will comply with all applicable laws, rules and regulations regarding its provision of services hereunder;

b) it has not and will not knowingly take any action, directly or indirectly that would cause the Transaction to violate the provisions of the Act, the Securities Exchange Act of 1934 (the "1934 Act"), the respective rules and regulations promulgated there under (the "Rules and Regulations") or applicable "blue sky" laws of any state or jurisdiction and it will, insofar as is under its control, conduct the Transaction in a manner prescribed by Rule 506 of Regulation D;

c) it has not taken and will not knowingly take any action, directly or indirectly, that may cause the Transaction to fail to be entitled to exemption from registration under United States federal securities laws, or applicable state securities or "blue sky" laws, or the applicable laws of the foreign countries in which the securities may be offered or sold by it

d) *Purchase Entirely for Own Account.* This Agreement is made in reliance upon Advisor's representation to Company, which by Advisor's execution of this Agreement, Client hereby confirms, that the Warrants to purchase Company's Common Stock are being acquired for investment purposes for the Advisor's own account and not with a view for resale or distribution of any part thereof except in accordance with applicable federal and state securities laws.

e) *Receipt of information.* Advisor has received all information set forth and referenced to in Company's press releases and business plan. Furthermore,

Advisor has received all information necessary for it to make an informed investment decision.

f) *Investment Experience*. Advisor represents that it is experienced in evaluating and investing in restricted securities and in companies similar to Company and acknowledges that it can fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment. Advisor further represents that it has not been organized solely for the purchase of the Company's Common Stock.

g) *Accredited Investor*. Advisor represents that it is an "accredited investor" as that term is defined in SEC rule 501(a) of Regulation D, 17 C.F.R.501(a).

h) *Restricted Securities*. Advisor understands that the Warrants to purchase the Company's Common Stock issued hereunder may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Company's Common Stock, or an available exemption from registration under the Securities Act, the Common Stock must be held indefinitely. In particular, Advisor is aware that the Common Stock may not be sold under Rule 144 unless all of the conditions of that rule have been met.

i) *No Trading Market.* The Advisor acknowledges that the Warrants issued hereunder are not traded or listed on any exchange including but not limited to the electronic pink sheets and the over the counter bulletin board. There is no secondary market or trading for said Warrants.

j) *Legends*. The Advisor is aware that to the extent applicable, each certificate or other document evidencing the Company's Common Stock shall be endorsed with a restrictive legend.

k) *Non-Distributive Manner.* Advisor agrees to sell the shares in a manner that shall not disrupt the normal trading patterns of Company. The normal trading patterns are to be defined based upon its trading history.

(8) <u>Term; Termination; Survival of Provisions.</u>

Advisor's engagement hereunder shall be for a term of six (6) months (the "<u>Term</u>") and may be renewed semi annually by the Client with prior written notice. Such notice shall be given no less than thirty (30) days prior to the end of the then current term. Furthermore, the Agreement may be terminated by either the Client or Advisor at any time commencing thirty days from the date hereof, with or without cause, upon 15 calendar days prior written notice to

the other party; provided, however, that the obligations of Client under Paragraphs (3), (4), (6) and (8) will survive termination of this Agreement for any reason (excluding a material breach by Advisor). If the Agreement is terminated by the Client then the entire remaining unpaid balance of the Retainer Fee is payable in full. The termination date of this Agreement is referred to herein as the "Termination Date." Further, if this Agreement is terminated for any reason by the Client (including without limitation a material breach by Advisor), such termination shall not affect the Client's obligations to pay any Expenses attributable to activities prior to the Termination Date.

(9) Non-Disclosure of Confidential Information.

Each party hereto understands that the other party hereto has disclosed or may disclose confidential and proprietary information relating to its business, including, without limitation, names and expertise of employees and consultants, names of contacts and investors, and business, financial, customer and product development plans ("Confidential Information"). Each party agrees not to divulge any such Confidential Information of the other party to any third party, except to its affiliates and its and their respective authorized representatives, agents, independent contractors, consultants, attorneys, accountants and financial advisors, or as may be necessary or appropriate to carry out the terms of this Agreement (including without limitation disclosing Confidential Information to prospective purchasers or investors and their respective attorneys and advisors), or as may be required or requested to be disclosed by order of a court, administrative agency or governmental body or self-regulatory organization, or by any rule, law or regulation, or by subpoena or any other legal or administrative process, or as requested by any regulator or self-regulatory organization, or to enforce this Agreement, or to prosecute or defend any actual or threatened claim, suit, action or proceeding. Notwithstanding the foregoing, the parties agree that Confidential Information shall not include information which (a) is known by the non-disclosing party prior to its disclosure by the disclosing party and is not subject to other confidentiality obligation, (b) is or becomes publicly known through no breach of this Agreement, (c) is received from a third party without a breach of any confidentiality obligation known to the non-disclosing party, (d) is independently developed by the non-disclosing party or (e) is disclosed with the disclosing party's prior written consent. For purposes of this Agreement Advisor and its affiliates will be deemed to be affiliates of Advisor. Notwithstanding anything to the contrary set forth in this Agreement, (A) this Agreement may not be disclosed to any person or entity unless set forth herein or agreed to in writing by the parties and (B) either party may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to either party relating to such U.S. tax treatment and U.S. tax structure.

(10) Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns. Notwithstanding anything contained herein to the contrary, neither party may assign this Agreement without the

prior written consent of the non-assigning party, and any such assignment without consent shall be void.

(11) Governing Law; Jurisdiction.

This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including without limitation any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by and construed in accordance with the internal laws of the State of California, without reference to choice of law doctrine of such State. Client and Advisor hereby irrevocably submits to the jurisdiction of any court of the State of California or the United States District Court for the Central District of the State of California for the purpose of any suit, action or other proceeding arising out of this letter agreement, or any of the agreements or transactions contemplated hereby, and (i) hereby irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court, (ii) to the extent it has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from any legal process therein, it hereby irrevocably waives, to the fullest extent permitted by law, such immunity, (iii) hereby waives and agrees not to assert in any such suit, action or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that (a) it is not personally subject to the jurisdiction of any such court, (b) it is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to it or its property or (c) any such suit, action or proceeding is brought in an inconvenient forum.

(12) Announcements.

Following a closing in connection with the Transactions, either party may, at its expense, place announcements in such newspapers and periodicals as it desires, subject to advance approval by the other party.

(13) Counterparts.

For the convenience of the parties, this Agreement may be executed in any number of counterparts by facsimile transmission or electronic PDF form, each of which shall be, and shall be deemed to be, an original instrument, but all of which taken together shall constitute one and the same agreement.

(14) Entire Agreement; No Amendments; Severability

This Agreement contains the entire agreement of the parties respecting the subject matter of this agreement and supersedes all prior agreements (written or oral) between the parties respecting the subject matter of this agreement. Neither party (nor any of its representatives) has made any representation or warranty on which the other party has relied or is entitled to rely on

other than as expressly set forth in this Agreement. This Agreement may not be amended, modified, terminated or waived, except by an instrument in writing manually (and not electronically) executed by each party. Any term or provision of this Agreement that is or may become invalid or unenforceable in any applicable jurisdiction shall be, as to such jurisdiction, deemed modified so as to allow enforceability of the parties' original intent, as well as of the remaining terms and provisions of the Agreement.

(15) Notices.

Unless otherwise specified in this Agreement, all communications under this Agreement will be given in writing, sent by hand delivery, overnight courier or registered mail to the address set forth below the signature of each party or to such other address as such party will have specified in writing to the other party hereto, and will be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch. Under no circumstances will communication or notification via email be deemed as contemplated by this Agreement.

(16) Third Party Rights.

Nothing in this Agreement shall be construed to confer upon any third party a right of action under this Agreement or any other right whatsoever, except under Paragraph (6) hereof.

(17) Construction.

The headings of the Paragraphs herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. All Paragraph, Schedule and Exhibit references in this Agreement (if any) are to Paragraphs, Schedules and Exhibits, respectively, of or to this Agreement unless specified otherwise. References to this Agreement shall be deemed to include any schedules, addenda, and exhibits hereto, taken as a whole with the Agreement. Unless expressly stated otherwise, when used in this Agreement the word "including" means "including but not limited to." No presumption or burden of proof will arise or disfavor any party by virtue of the authorship of any provisions of this Agreement. Any conflict between the body of this Agreement and the schedules or attachments hereto that are expressly referenced herein shall be resolved in favor of such schedules or attachments.

If the foregoing correctly sets forth our agreement, please so indicate by signing below and returning an executed counterpart to Client. This Agreement will not be binding on Client until such executed counterpart is received and accepted by Client. We look forward to working with you towards the successful conclusion of this engagement and developing a long-term relationship.

Very truly yours,

Marco Garibaldi
CEO
WikiLoan, Inc.
1093 Broxton Ave., Suite 210
Los Angeles, CA 90024

ACCEPTED AND AGREED AS OF
August 3, 2010:

By: ______________________
Name: Wendy Paskin-Jordan

By: ______________________
Name: Bashir Wada

EXHIBIT A
INDEMNIFICATION

(a) Client (an "Indemnifying Party"), agrees to indemnify and hold harmless Advisor and its affiliates and Advisor's and its affiliates' respective present, former and future officers, directors, employees, agents and each other person and entity, if any, controlling Advisor or any of its affiliates (each, a "Advisor Indemnified Person") from and against any losses, claims, damages or liabilities related to, arising out of or in connection with, the engagement (the "Engagement") under this Agreement, including without limitation (i) arising as a result of a breach by the Client of any of its representations, warranties or covenants set forth in this Agreement and (ii) arising out of the Transaction Materials containing (or being alleged to contain) any material misstatement of fact or omitting (or being alleged to omit) to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Advisor Indemnified Person for all expenses (including reasonable fees and expenses of counsel) as they are incurred, except as otherwise set forth below, in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation, inquiry or proceeding related to, arising out of or in connection with the Engagement, whether or not pending or threatened and whether or not any Advisor Indemnified Person is a party. Indemnifying Party will not, however, be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) that are judicially determined (in a final and unappealable judgment of a court of competent jurisdiction) to have resulted solely from the bad faith or gross negligence of Advisor (or, with respect to an Advisor Indemnified Person, to have resulted solely from the bad faith or gross negligence of such Advisor Indemnified Person), or a material breach by Advisor of the provisions of Paragraph (7) of the Agreement. No Advisor Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to any Indemnifying Party for or in connection with the Engagement except for any such liability for losses, claims, damages or liabilities incurred by Indemnifying Party that are judicially determined (in a final and unappealable judgment of a court of competent jurisdiction) to have resulted solely from the bad faith or gross negligence of such Advisor Indemnified Person or the material breach by Advisor of the provisions of Paragraph (7) of the Agreement. No Indemnifying Party shall be liable for any settlement effected without the consent of the Client.

(b) Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against Indemnifying Party, the Indemnified Person will notify the Client in writing of the commencement thereof, and the Client will, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel satisfactory to the Indemnified Person and the payment of expenses) insofar as such action relates to an alleged liability in respect of which indemnity may be sought against Indemnifying Party. After notice from the Client of its election to assume the defense of such claim or action, Indemnifying Party shall no longer be liable to the Indemnified Person under this letter for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof

other than reasonable costs of investigation; provided, however, that if, in the reasonable judgment of the Indemnified Person or Persons, it is advisable for the Indemnified Person or Persons, because of a conflict of interest, to be represented by separate counsel, the Indemnified Person or Persons shall have the right to employ counsel (including local counsel in each relevant jurisdiction) to represent the Indemnified Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Persons thereof against Indemnifying Party, in which event the fees and expenses of such separate counsel shall be borne by Indemnifying Party.

(c) No Indemnifying Party will settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto), without Advisor's prior written consent, which shall not be unreasonably withheld or delayed if such settlement, compromise, consent or termination includes an unconditional release of Advisor and each other Indemnified Person from any liabilities arising out of such action, claim, suit or proceeding and contains no admission of liability by Advisor or any other Indemnified Person and does not reflect badly on Advisor's or any other the Indemnified Persons' reputations. No Indemnified Person seeking indemnification, reimbursement or contribution under this Indemnification Agreement will, without Client's prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in the preceding paragraph.

(d) If the indemnification provided for in paragraph (a) above is judicially determined to be unavailable (other than in accordance with the second sentence of paragraph (a) above) to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such Indemnified Person hereunder, Indemnified party shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (and expense relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to Indemnified Person, on the one hand, and Client, on the other hand, of the Agreement or (ii) if the allocation provided by clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of each of Indemnified Person and Client, as well as any other relevant equitable considerations; provided, however, in no event shall the aggregate contribution to the amount paid or payable by all Indemnified Persons exceed the aggregate amount of fees actually received by Advisor under the Agreement. For the purposes of this Indemnification Agreement, the relative benefits to the Client, on the one hand, and Advisor, on the other hand, of the Engagement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received by the Client and their respective direct and indirect equity owners, as the case may be, in the transaction or transactions that are the subject of the Engagement, whether or not any such transaction is consummated, bears to (b) the fees paid to Advisor in connection with such transaction.

(e) In the event of a payment under any of the above paragraphs above is taxable (whether federal, state, local or other) to an Indemnified Person (or its direct or indirect owners) after giving effect to any applicable deductions, the Indemnifying Party shall, upon

demand, pay to such Indemnified Person an amount equal to the tax together with an amount equal to any tax on the amount payable under this sentence.

(f) Notwithstanding anything to the contrary set forth in the Agreement, each Advisor Indemnified Person is an intended third party beneficiary of paragraphs (a) through (e) above and this paragraph (f), and may enforce the provisions hereof as if a party hereto.